UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
December 4, 2015

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 4, 2015, Merchants Bancshares, Inc. (“Merchants”), a Delaware corporation and the parent company of Merchants Bank, issued a press release announcing the completion of the merger of NUVO Bank & Trust Company (“NUVO”), a Massachusetts bank, with and into Merchants’ wholly-owned subsidiary, Merchants Bank, as of the close of business on December 4, 2015. NUVO’s banking operations will be operated as a division of Merchants Bank.

The merger consideration paid by Merchants for NUVO’s outstanding common stock consisted of approximately 517,100 shares of Merchants Bancshares common stock and $5.106 million in cash. In addition, Merchants paid approximately $546,000 in cash in cancellation of a portion of NUVO’s 2013 common stock warrants and issued replacement 2013 warrants expiring in 2017 to purchase an aggregate of approximately 56,386 shares of Merchants Bancshares common stock on adjusted terms, including an adjusted exercise price of $20.69 per share. Merchants also issued replacement organizer warrants expiring in 2018 to purchase an aggregate of approximately 34,370 shares of Merchants Bancshares at an adjusted exercise price of $41.39 per share. Holders of NUVO’s outstanding stock options received aggregate option cancellation payments of approximately $332,000.

A copy of Merchants’ press release dated December 4, 2015, is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Report:

Exhibit 99.1 – Press Release dated December 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

	By:	/s/ Thomas J. Meshako
	Name:	Thomas J. Meshako
	Title:	Chief Financial Officer & Treasurer Principal Accounting Officer
Date: December 4, 2015

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated December 4, 2015